U.S. SECURITIES AND EXCHANGE
                        COMMISSION WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

         Date of Report (Date of earliest event reported): July 20, 2006

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                           HIENERGY TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


      DELAWARE                    0 - 32093                  91-2022980
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   (State or other               (Commission                   (I.R.S.
    jurisdiction                 File Number)             Identification No.)
  of incorporation)

                          1601-B ALTON PARKWAY, UNIT B
                            IRVINE, CALIFORNIA 92606
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (949) 757-0855
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                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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HiEnergy Technologies, Inc. ("we", "us" or the "Company") files this report on
Form 8-K to report the following:

Item 1.01 Entry into a Material Definitive Agreement

On July 20, 2006, HiEnergy Technologies, Inc. (the "Company") entered into a Confidential Settlement Agreement (the "Settlement Agreement") with CH2M Hill Lockwood Greene as the successor to Lockwood Greene Engineers, Inc. ("LGE"). The Settlement Agreement provided for the settlement of a lawsuit filed against the Company by LGE in the County Court of Dallas County (Cause No.cc-05-12059-b). LGE was seeking collection of $44,707.50 for (i) fees allegedly owed to LBE for engineering and construction services invoiced to the Company during the fiscal year ended 2005 and for (ii) a nominal amount of accrued legal fees.

As part of the Settlement Agreement, LGE agreed to immediately cause the lawsuit to be dismissed, which confirmation notice from the Court has been received, and both the Company and LGE released each other from any and all other claims each party might have against the other.

Pursuant to the terms of the Settlement Agreement, we are required to pay LGE an aggregate of $40,000 in four installments of $10,000, due respectively on July 21, 2006, October 20, 2006, January 19, 2007 and April 20, 2007. In the event we fail to make an installment payment by the required date, the Company has a ten-day period to cure. Should the Company not make the payment within the cure period, LGE would be entitled to refile the lawsuit seeking payment for the unpaid amounts due under the Settlement Agreement plus accrued legal fees and interest as allowed by law from the date the unpaid installment was due.

A copy of the Settlement Agreement is filed as Exhibit 10.152 to this Current Report.

Item 8.01  Other Events.

On July 22, 2006, the Company served notice on Electronic Equipment Marketing Company ("EEMCO") that the Company is not allowing the automatic renewal of the International Distribution Agreement (the "Distribution Agreement") entered into between the Company and EEMCO on July25, 2003, and as amended August 27, 2003. The Distribution Agreement provided for the term to automatically renew for an additional year on its anniversary date, provided that either party could elect not to renew the Agreement by serving notice of such election. Therefore the Distribution Agreement terminated on the expiration of the current term on July 24, 2006.

The Distribution Agreement granted EEMCO exclusive rights to sell and market our CarBomb Finder products to select countries in the Middle East, subject to specific restrictions and cancelable upon EEMCO's failure to meet certain sales milestones. EEMCO is a Saudi company controlled by a former director of the Company, Mr. Harb Al-Zuhair. During the term of the Distribution Agreement, no purchase of any Company product was consummated for resale by EEMCO for the assigned territories.

EEMCO continues to be bound by the provisions of the Distribution Agreement which require EEMCO to keep confidential all information relating to the design or manufacturing techniques of the Company or information relating to research, development, marketing or sales of the Company.

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Item 9.01  Financial Statements and Exhibits.

10.152 Confidential Settlement Agreement between CH2M Hill Lockwood Greene and the Company dated July 20, 2006.



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                                   SIGNATURES:

Pursuant to the requirement of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIENERGY TECHNOLOGIES, INC.


July 27, 2006                                   By: /s/ Roger W.A. Spillmann
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   (Date)                                           Name: Roger W.A. Spillmann,
                                                    President, CEO and Treasurer




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